SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     September 22, 2004

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-107495, 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Card Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Summer Street, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code.)

203-585-6669

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.

In connection with the offering of the Class A Series 2004-2 Floating Rate Asset Backed Notes, Class B Series 2004-2 Floating Rate Asset Backed Notes and Class C Series 2004-2 Floating Rate Asset Backed Notes (collectively, the “Notes”) described in a Prospectus Supplement dated September 8, 2004, Mayer, Brown, Rowe & Maw LLP rendered an opinion regarding certain tax matters and an opinion regarding the legality of the Notes.  A copy of those opinions are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  Exhibits.

Exhibit No.	Document Description

Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding the legality of the Notes
Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding certain tax matters.
Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as
Co-Registrant, and as depositor on behalf of
GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Co-Registrant

Dated: September 22, 2004	By:	/s/ Melissa Hodes
Name: Melissa Hodes
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Document Description

Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding the legality of the Notes
Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding certain tax matters.
Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibits 5.1 and 8.1)